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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 15, 2000, relating to the financial statements and financial highlights of J.P. Morgan Institutional Diversified Fund and the financial statements and supplementary data of The Diversified Portfolio which appear in the June 30, 2000 Annual Reports to Trustees and Shareholders, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants", "Financial Statements" and "Financial Highlights" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
October 27, 2000
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in this Post-Effective Amendment No.80 to the registration statement on Form N-1A.


PricewaterhouseCoopers LLP

New York, New York
October 27, 2000